UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (only as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AMERGENT HOSPITALITY GROUP INC.

(Name of Registrant as Specified in its Charter)

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☒	No fee required.
☐	Fee paid previously with preliminary materials.
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On December 30, 2022, Amergent Hospitality Group Inc. issued the following press release announcing adjournment of its virtual 2022 Annual Meeting of Stockholders due to lacking a quorum to convene the meeting to Friday January 13, 2023, at 4:00 PM Eastern Time:

AMERGENT HOSPITALITY GROUP INC. ANNOUNCES ADJOURNMENT

OF ANNUAL MEETING

●	Meeting scheduled to reconvene January 13, 2023 at 4:00 PM Eastern Time
●	Company encourages stockholders to cast their votes
●	If you are a beneficial owner, please provide your broker with instructions how to vote your shares on Proposals 1, 2 and 3

CHARLOTTE, NC / ACCESSWIRE / December 30, 2022 / Amergent Hospital Inc. (NASDAQ:AMHG), today announced that it has adjourned its 2022 Annual Meeting of Stockholders due to lacking a quorum to convene the meeting.

We identified Proposal Nos. 2 and 3 as “routine” pursuant to NYSE Rule 452. However, Broadridge has determined that Proposal Nos. 2 and 3, along with Proposal No. 1, will be treated as a “non-routine.” If you do not provide voting instructions, pursuant to the rules of the New York Stock Exchange (the “NYSE”), your broker may not vote your shares at all for Proposals 1, 2 and 3, which is referred to as a “broker non-vote.” For that reason, if you are a beneficial holder and you wish to vote “for,” “against” or “abstain” from Proposal Nos. 1, 2 or 3, you will have to provide your broker with such an instruction prior to midnight on January 12, 2023. Shares underlying “broker non-votes” will not be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting since there are no longer routine items on the ballot.

The adjourned meeting will be held at 4:00 PM Eastern Time on Friday, January 13, 2023. The adjourned meeting will also be a “virtual” meeting of stockholders. The record date for the annual meeting is November 18, 2022. A stockholder may use one of the following simple methods to vote:

●	Vote by Internet at http://onlineproxyvote.com/AMHG/ at any time 24 hours a day until 3:45 PM Eastern Time on January 13, 2023 using the 16-digit control number appearing on the proxy card.

●	Vote by telephone by calling the number (469) 633-0101 until 3:45 PM Eastern Time on January 13, 2023 using their 16-digit control number appearing on the proxy card.
●	Vote by facsimile by signing, dating and submitting your proxy card to (469) 633-0088.
●	Vote by email, by signing, dating and emailing your scanned proxy card to proxyvote@stctransfer.com
●	Vote by mail by marking, dating and signing the proxy card, and returning it in the postage-paid envelope to Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093, Attention: Proxy Department
●	Vote at or on the day of the virtual Annual Meeting by joining the meeting at http://onlineproxyvote.com/AMHG using the 16-digit control number included on the proxy card.

In order to attend our Virtual Annual Meeting, you must log in to https://stctransfer.zoom.us/webinar/register/WN_gkIBNoCdRSWO3wKyFFbHvg to register for the meeting.

About Amergent Hospitality Group

Headquartered in Charlotte, NC, Amergent Hospitality Group owns, operates, and franchises fast, casual, and full-service restaurant brands, including American Burger Company, BGR - Burgers Grilled Right, Little Big Burger, and Hooters gaming venue. For more information, please visit: www.amergenthg.com

Amergent Hospitality Group Investor Contact:

Jason Assad

678-570-6791

IR@amergenthg.com